Exhibit 23.2

March 21, 2018

Vanguard Natural Resources, LLC
5847 San Felipe Suite 3000
Houston, Texas 77057

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-221189) and in the Registration Statement on Form S-1 (File No. 333-221223)(including, in each case, any amendments thereto), of Vanguard Natural Resources, Inc. and in the related Prospectuses (collectively, the “Registration Statements”) of the Annual Report on Form 10-K of Vanguard Natural Resources, Inc. for the year ended December 31, 2017, which uses the name Miller and Lents, refers to Miller and Lents, and incorporates information contained in our letter as of December 31, 2017, on the proved oil, natural gas liquids, and natural gas reserves of Vanguard Natural Resources, Inc. dated January 31, 2018. We further consent to the use of our name in the “Experts” section of the Registration Statements.

Very truly yours,

/s/ Miller and Lents

Miller and Lents
Texas Registered Engineering Firm No. F-1442